Malizia Spidi & Fisch, PC
                                ATTORNEYS AT LAW

1100 New York Avenue, N.W.                            1900 South Atherton Street
Suite 340 West                                                         Suite 101
Washington, D.C.  20005                                 State College, PA  16801
(202) 434-4660                                                    (814) 272-3502
Facsimile: (202) 434-4661                             Facsimile:  (814) 272-3514


June 15, 2005

Board of Directors
American Bancorp of New Jersey, Inc.
365 Broad Street
Bloomfield, New Jersey 07003

     Re: Registration Statement Under the Securities Act of 1933
         -------------------------------------------------------

Gentlemen:

     This opinion is rendered in connection with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 14,169,642 shares of common stock, par value $0.10 per share (the "Common Stock"), of American Bancorp of New Jersey, Inc. (the "Company"). The Common Stock is proposed to be issued pursuant to the Plan of Conversion and Reorganization of American Savings, MHC ("Plan of Conversion and Reorganization").

     As special counsel to the Company, we have reviewed the corporate proceedings relating to the Plan of Conversion and Reorganization and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Plan of Conversion and Reorganization against full payment therefor and upon the declaration of the effectiveness of the Registration Statement on Form S-1, be legally issued, fully paid, and non-assessable shares of Common Stock of the Company.

     We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in the foregoing paragraph after the declaration of effectiveness of the Registration Statement on Form S-1.

     We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus. We also consent to any references to our legal opinion in the Prospectus.

                                           Very truly yours,

                                           /s/ Malizia Spidi & Fisch, PC

                                           MALIZIA SPIDI & FISCH, PC